Exhibit 23-c



                               CONSENT OF COUNSEL

         We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this registration statement on Form S-8 filed by Rockwell International Corporation in respect of the Rockwell International Corporation 2000 Long-Term Incentives Plan.


                                                    CHADBOURNE & PARKE LLP




30 Rockefeller Plaza
New York, New York 10112
June 2, 2000